Blue Sphere Corp. 8-K/A

Exhibit 10.02

September 11, 2017

GAIN SOLUTIONS, S.R.O.

GEMINI Building B

Na Pankráci 1724/129

Praha 4

CZECH REPUBLIC

Attention: Lukas Uhlik, Director

Re:        Irrevocable Guaranty of Down Payment, Interest and Penalty Interest

Ladies and Gentlemen:

We refer to the Agreement dated as of September 11, 2017 by and between Blue Sphere Corp., a publicly traded corporation incorporated and existing under the laws of the State of Nevada, United States entity number: E0515782007-5 with corporate seat 301 McCullough Drive, Charlotte, NC, 28262, United States (the “Guarantor”) and Gain Solutions, S.R.O., a company incorporated under the laws of the Czech Republic having its registered seat Na Pankraci 1724/129, Prague 4, 140 00, Czech republic, registered in the Commercial Register kept by the Municipal Court in Prague, section C, entry 213448 (the “Gain Solutions”) (the “Agreement”). Capitalized terms used herein without definition are used as defined in the Agreement.

Subject to receipt of Notice of intent not to purchase the Shares not later than September 18, 2017, or the Gain Solutions did not give any Notice to Guarantor or the Parties failed to enter into Definitive Agreements until September 25th, 2017 or if Guarantor shall not reach closing of the SPA, Guarantor irrevocable guarantees payment to Gain Solutions of the Down Payment, Interest and Penalty Interest when due in accordance with the terms of the Agreement.

This guarantee letter and the rights and obligations arising hereunder shall be governed and shall be construed in accordance with the laws of the State of North Carolina, USA. In particular, this is a guaranty of payment, not of collection. Gain Solutions may assert its rights under this guarantee letter immediately upon default, without condition or taking any further action.

Very truly yours,

BLUE SPHERE CORP.,

By:	/s/ Shlomi Palas
Name:	Shlomi Palas
Title:	CEO